FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) dated as of
September 19, 2017, is entered into by and between COMERICA BANK (“Bank”), and ROKA
BIOSCIENCE, INC. ("Roka") and PROMINEX, INC. ("Prominex'') (Roka and Prominex are each a
"Borrower" and collectively, the "Borrowers"):

RECITALS

A.Borrowers and Bank are parties to that certain Loan and A. Security Agreement dated as of November 21, 2013 (as amended, restated, extended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has provided Borrowers with certain credit facilities. Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Loan Agreement.

B.Borrowers have requested that Bank make certain modifications to the Loan Agreement. The parties desire to amend the Loan Agreement subject to the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereby agree as follows:

1.Reduction of Revolving Line. The definition of “Revolving Line” set forth in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Revolving Line” means six hundred thousand dollars ($600,000).”

2.Minimum Cash. Section 6.7 of the Loan Agreement is hereby amended to read in full as follows:

“6.7 Minimum Cash at Bank. Borrowers shall maintain at all times a balance of unrestricted cash at Bank equal to at least One Hundred Thousand Dollars ($100,000).”

3.Repayment of Growth Capital II Advance. On the Effective Date, Borrowers shall repay the Growth Capital II Advance in full. No further Growth Capital II Advances shall be made to Borrowers. Borrowers authorize Bank to apply the cash in Borrowers’ deposit accounts at Bank to the outstanding balance of the Growth Capital II Advance. Notwithstanding the provisions of Section 2.5(b) of the Loan Agreement, Bank agrees to defer payment of the Growth Capital II Final Payment to the earlier to occur of (i) the sale of substantially all of the assets or stock of Roka or Prominex, or (ii) the acceleration or termination of the Revolving Line.

4.Cash Collateral. For the avoidance of doubt, funds in the account ending 1419 have been pledged to Bank as security for the Standby Letter of Credit Application and Pledge Agreement and the Treasury Management Comerica Card Solutions Service Agreement. Such funds shall not be used to repay the Growth Capital II Advance and shall not be considered unrestricted funds for the purpose of calculating the Minimum Cash at Bank covenant. All such funds shall remain in such account until such time as the credit card facilities have been paid in full and terminated and all letters of credit have been returned to Bank undrawn.

5.No Further Modifications. Except as specifically provided herein, all 5. of the terms and conditions of the Loan Documents remain in full force and effect, without waiver or modification.

6.Effective Date. This Amendment shall not be effective until Bank receives each of the following, in form and substance satisfactory to Bank and its outside counsel (the date of such receipt being referred to herein as the “Effective Date”):

A.this Amendment;

B.the Growth Capital II Advance shall have been fully repaid; and

C.Borrowers shall have paid all expenses of Bank (including but not limited to fees and costs of Bank's outside counsel) incident to the preparation, execution and delivery of this Amendment.

7.Due Authorization; No Conflict.. The execution, delivery, and performance of this Amendment and the Loan Documents are within the Borrowers’ powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrowers’ organizational documents, nor will they constitute an event of default under any material agreement by which either Borrower is bound. Borrowers are not in default under any agreement by which they are bound, except to the extent such default would not reasonable be excepted to cause a Material Adverse Effect.

8.Relationship to Loan Documents. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Amendment, and all terms and conditions of the Loan Documents shall be and remain in full force and effect. Any reference to any of the Loan Documents from and after the Effective Date shall mean the Loan Documents as amended and modified by this Amendment. In the event of any inconsistency between the provisions of this Amendment and the other Loan Documents, the provisions of this Amendment shall control.

9.Release. Borrowers (“Releasing Parties”) hereby release, acquit and forever discharge Bank, its past and present directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns ("Released Parties") of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, to the extent the same arise from or are related to anything done, omitted to be done, or allowed to be done by any of the Released Parties related to this Agreement, or any of the Loan Documents, through the date hereof only (the "Released Matters"). Releasing Parties further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE
RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS
OR HER SETTLEMENT WITH THE DEBTOR.

Releasing Parties agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Each Releasing Party also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Each Releasing Party has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

10.Entire Agreement. This Amendment and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof. This Amendment supersedes all previous negotiations, discussions and agreements between the parties with respect to the matters set forth herein, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof.

11.Further Documents. The parties hereto agree to execute and acknowledge further documents, and to do such other acts as may be reasonably necessary to carry out the terms, provisions and intent of this Amendment.

12.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

13.Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that Borrower shall not assign or transfer any of its respective rights or obligations hereunder or otherwise in respect of any of the Indebtedness without the prior written consent of Bank.

14.Counterparts. This Amendment may be executed in counterparts which together shall constitute but one and the same original. Delivery of an executed counterpart of this Amendment by email with scanned attachment shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Amendment by email with scanned attachment also shall deliver an original executed counterpart, but the failure to deliver such an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BANK:
COMERICA BANK

By:	/s/ Natali Amir
Name:	Natali Amir
Title:	Vice President

BORROWERS:
ROKA BIOSCIENCE, INC.
By:	/s/ Lars Boesgaard
Name:	Lars Boesgaard
Title:	Chief Financial Officer

PROMINEX, INC.
By:	/s/ Lars Boesgaard
Name:	Lars Boesgaard
Title:	Chief Financial Officer